Exhibit 99.1
Nautilus Biotechnology Reports Second Quarter 2021 Financial Results
SEATTLE, WA, August 10, 2021 – Nautilus Biotechnology, Inc. (NASDAQ: NAUT; or “Nautilus”), a life sciences company creating a platform technology for quantifying and unlocking the complexity of the proteome, today reported financial results for the second quarter ended June 30, 2021.
Recent Highlights
•Completed business combination transaction with ARYA Sciences Acquisition Corp III (the “Business Combination”) and became a publicly traded company on June 10, 2021, with gross proceeds from this transaction totaling approximately $345.5 million.
•Continued to meet key internal milestones across a range of platform design and science activities in support of a planned late-2023 platform commercialization.
•Appointed Emma Lundberg, Ph.D. to the Scientific Advisory Board. Dr. Lundberg, currently a professor in cell biology proteomics at KTH Royal Institute of Technology in Sweden.
•Appointed Karl Voss as Vice President of Life Sciences. Karl joins Nautilus from Pacific Biosciences and will lead the team focused on delivering Nautilus’ first-generation product.
“This has been an incredibly exciting year for Nautilus as a company, and for the field of proteomics in general,” said Sujal Patel, CEO of Nautilus Biotechnology. “Our vision at Nautilus is to bring to market a complete, end-to-end, massive-scale protein analysis platform that we believe has the potential to deliver unique biological data and insight in an easy-to-use, cost-effective way. Much as democratizing access to the genome was a catalyst for the development of a broad, vibrant, and healthy genomics ecosystem, we believe that Nautilus’ proteomics innovation has the potential to unlock high-value applications in precision and personalized medicine, in drug discovery, and in diagnostics.”
Second Quarter 2021 Financial Results
Operating expenses were $10.7 million for the second quarter of 2021, a 215% increase from $3.4 million for the three months ended June 30, 2020. The increase in operating expenses was driven primarily by an increase in headcount to support ongoing development of our products as well as the costs associated with being a public company.
Net loss was $10.7 million for the second quarter of 2021, as compared to a net loss of $3.4 million for the corresponding prior year period.
Cash, cash equivalents, and investments were $388.4 million as of June 30, 2021.
Webcast and Conference Call Information
Nautilus will host a conference call to discuss the second quarter 2021 financial results, business developments and outlook before market open on Tuesday, August 10, 2021 at 5:00 AM Pacific Time / 8:00 AM Eastern Time. Live audio of the webcast will be available on the “Investors” section of the company website at: www.nautilus.bio.
About Nautilus Biotechnology, Inc.
Based in Seattle, Washington, Nautilus is a development stage life sciences company creating a platform technology for quantifying and unlocking the complexity of the proteome. Nautilus’ mission is to transform the field of proteomics by democratizing access to the proteome and enabling fundamental advancements across human health and medicine. To learn more about Nautilus, visit www.nautilus.bio
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this press release include, but are not limited to, statements regarding Nautilus’ expectations regarding the company’s business operations, financial performance and results of operations, as well as the potential functionality and performance of Nautilus’ product platform, its potential impact on pharmaceutical development and drug discovery, and market opportunities available to Nautilus generally. These statements are based on numerous assumptions concerning the development of Nautilus’ products and target markets and involve substantial risks, uncertainties and other factors that may cause actual results to be materially different from the information expressed or implied by these forward-looking statements.

Risks and uncertainties that could materially affect the accuracy of Nautilus’ assumptions and its ability to achieve the forward-looking statements set forth in this press release include (without limitation) the following: Nautilus’ product platform is not yet commercially available and remains subject to significant scientific and technical development, which is inherently challenging and difficult to predict, particularly with respect to highly novel and complex products such as those being developed by Nautilus. Even if our development efforts are successful, our product platform will require substantial validation of its functionality and utility in life science research. In the course of Nautilus’ scientific and technical development and associated product validation and commercialization, we may experience material delays as a result of unanticipated events. We cannot provide any guarantee or assurance with respect to the outcome of our development and commercialization initiatives or with respect to their associated timelines. For a more detailed description of additional risks and uncertainties facing Nautilus and its development efforts, investors should refer to the information under the caption “Risk Factors” in the Registration Statement on Form S-1 filed with the SEC as well as in our Quarterly Report on Form 10-Q to be filed for the quarter ended June 30, 2021. The forward-looking statements in this press release are as of the date of this press release. Except as otherwise required by applicable law, Nautilus disclaims any duty to update any forward-looking statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Disclosure Information

Nautilus uses filings with the Securities and Exchange Commission, its website (www.nautilus.bio), press releases, public conference calls, public webcasts, and its social media accounts as means of disclosing material non-public information and for complying with Regulation FD.
Media Contact
Thermal for Nautilus Biotechnology
Kaustuva Das
press@nautilus.bio
Investor Contact
investorrelations@nautilus.bio

Nautilus Biotechnology, Inc. Condensed Consolidated Balance Sheets As of June 30, 2021 and December 31, 2020 (Unaudited)

(in thousands)	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$288,387	$36,607
Short-term investments	84,757	40,135
Prepaid expenses and other current assets	1,484	917
Total current assets	374,628	77,659
Property and equipment, net	1,941	1,371
Operating lease right-of-use assets	828	4,842
Long-term investments	15,266	—
Other long term assets	612	1,139
Total assets	$393,275	$85,011
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,229	$470
Accrued expenses and other liabilities	1,316	1,069
Current portion of operating lease liability	686	1,479
Total current liabilities	3,231	3,018
Operating lease liability, net of current portion	—	3,296
Total liabilities	3,231	6,314
Redeemable convertible preferred stock:
Series Seed redeemable convertible preferred stock	—	5,494
Series A redeemable convertible preferred stock	—	27,067
Series B redeemable convertible preferred stock	—	75,857

Stockholders’ equity (deficit):
Preferred stock	—	—
Common stock	12	1
Additional paid-in capital	439,489	600
Accumulated other comprehensive income (loss)	(10)	3
Accumulated deficit	(49,447)	(30,325)
Total stockholders’ equity (deficit)	390,044	(29,721)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$393,275	$85,011

Nautilus Biotechnology, Inc. Condensed Consolidated Statements of Operations Three and Six Months Ended June 30, 2021 and 2020 (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share amounts)	2021	2020	2021	2020
Operating expenses
Research and development	$6,380	$2,751	$11,215	$5,221
General and administrative	4,317	649	7,899	1,176
Total operating expenses	10,697	3,400	19,114	6,397
Other income (expense), net	(16)	45	(8)	108
Net loss	$(10,713)	$(3,355)	$(19,122)	$(6,289)
Net loss per share attributable to common stockholders, basic and diluted	$(0.19)	$(0.12)	$(0.43)	$(0.23)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted (1)	55,070,480	28,184,532	44,096,149	27,321,614

(1) the weighted-average number of shares of Common Stock outstanding prior to the Business Combination have been retroactively restated to reflect the exchange ratio of approximately 3.6281 established in the Business Combination.

Nautilus Biotechnology, Inc. Condensed Consolidated Statements of Cash Flows Six Months Ended June 30, 2021 and 2020 (Unaudited)

	Six Months Ended June 30,
(in thousands)	2021	2020
Cash flows from operating activities
Net loss	$(19,122)	$(6,289)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	479	327
Stock-based compensation	3,156	60
Net amortization of premiums on securities	213	80
Amortization of operating lease right-of-use assets	760	836
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(331)	(313)
Accounts payable	725	(107)
Accrued expenses and other liabilities	410	315
Operating lease liability	(835)	(807)
Net cash used in operating activities	(14,545)	(5,898)
Cash flows from investing activities
Proceeds from sale and maturities of securities	40,000	11,001
Purchases of securities	(100,035)	(48,333)
Purchases of property and equipment	(1,013)	(355)
Net cash used in investing activities	(61,048)	(37,687)
Cash flows from financing activities
Net proceeds from reverse recapitalization and PIPE financing	335,409	—
Payments of deferred offering costs	(8,082)	—
Proceeds from exercise of stock options	46	4
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	75,857
Net cash provided by financing activities	327,373	75,861
Net increase in cash, cash equivalents and restricted cash	251,780	32,276

Cash, cash equivalents and restricted cash at beginning of period	37,219	595
Cash, cash equivalents and restricted cash at end of period	$288,999	$32,871